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Exhibit 99.9

From: Melanie Lee

To: Uranus (the "Offeror")

        May 2004

Dear Sirs

        Proposed offer on behalf of the Offeror for the whole of the issued share capital of Centaur (the "Company")

        In consideration of your agreeing to make an offer to acquire the whole of the issued share capital of the Company (the "Offer") substantially on the terms and subject to the conditions set out in the attached draft press announcement (the "Press Announcement") (subject to such modifications to it as may be agreed by any director of the Company), I agree with you as follows:

1      Irrevocable undertakings

1.1
Acceptance of Offer

        I undertake to accept, or procure the acceptance of, the Offer in respect of:

  1.1.1
  the shares in the Company listed in Part 1 of Schedule 1 to this letter;

  1.1.2
  any other shares in the Company of which I may hereafter become the, beneficial owner (including under the share schemes set out in Part III of Schedule 1) other than shares to be acquired under an Inland Revenue approved employee share scheme; and

  1.1.3
  any other shares in the Company deriving from shares falling within either of paragraphs 1.1.1 or 1.1.2 above of which I thereafter become the beneficial owner.

        I agree to fulfill this undertaking, in respect of the shares referred to in paragraph 1.1.1 above by not later than 3.00 p.m. on the seventh day after the date of despatch to shareholders of the Company of the formal document containing the Offer (the "Offer Document"), (or, in relation to the shares falling within paragraphs 1.1.2 and 1.1.3 above, as soon as practicable, and in any event within seven days, after I become the registered holder or, to the extent no undertaking is given by the registered holder, the beneficial owner of such shares), by:

    (a)
    returning to you, or procuring the return to you, or as you may direct, duly completed and signed form(s) of acceptance relating to the Offer; and

    (b)
    either:

    (i)
    forwarding, or procuring to be forwarded, with such form(s) of acceptance the share certificate(s) or other document(s) of title in respect of the relevant shares; or

    (ii)
    sending (or procuring that any CREST sponsor sends) to CRESTCo Limited the relevant Transfer to Escrow instruction accepting the Offer in respect of the relevant shares, such instruction to be sent within such time as ensures it settles before the time referred to above.

        In the case of shares not registered in my name of which I am the beneficial owner and which are listed at Part II of Schedule 1 to this letter (or, in relation to the shares falling within paragraphs 1.1.2 and 1.1.3 above, as soon as practicable after I become the beneficial owner of such shares (the "Non-Registered Shares"), I undertake to procure that the registered holder(s) of the Non-Registered Shares shall give you an undertaking in the form attached to this letter at Schedule 2 prior to the later of three business days after announcement of the Offer and posting of the Offer Document.

        The shares referred to in paragraphs 1.1.1, 1.1.2 and 1.1.3 and the Non-Registered Shares shall together be referred to in this undertaking as the "Shares". I shall take all actions referred to in this paragraph in accordance with the procedures set out in the Offer Document.

1.2
Dealings with Shares

        I agree that I will, and, other than in respect of 1.2.3, in respect of any Non-Registered Shares to which I am solely beneficially entitled but which are not registered in my name, will procure that the registered holders of such Shares will:

  1.2.1
  notwithstanding the provisions of The City Code on Takeovers and Mergers (the "Code") or any terms of the Offer regarding withdrawal, not withdraw such acceptance(s);

  1.2.2
  except pursuant to the Offer, not dispose of, charge, pledge or otherwise encumber or grant any option or other right over or otherwise deal with any of the Shares or any interest in them (whether conditionally or unconditionally);

  1.2.3
  not acquire any beneficial interest in any shares in the Company other than pursuant to an employee share scheme or an interest in shares deriving from shares falling within either of paragraphs 1.1.2 and 1.1.3 above;

  1.2.4
  not enter into any agreement or arrangement with any person, whether conditionally or unconditionally, to do any of the acts prohibited by the above terms of this paragraph 1.2.

2      Publicity

        I consent to the announcement of the Offer containing references to me and to this letter substantially in the terms set out in the Press Announcement, to particulars of this letter being set out in the formal document containing the Offer and to this letter being available for inspection during all or part of the period for which the Offer remains open for acceptance.

3      Conditions and termination

3.1
Making of Offer

        Your agreement to make the Offer is conditional upon:

  3.1.1
  the receipt by you not later than the time of release of the Press Announcement of equivalent undertakings (in substantially the same form as this or in such other form as you may accept) from each other director of the Company holding shares in it.

  3.1.2
  the release of the Press Announcement (with such amendments as you may approve) being authorised by or pursuant to a resolution of the board of directors of the Company or a duly authorised committee thereof, such authorisation not being withdrawn prior to the release;

  3.1.3
  the Press Announcement being released within 2 business days from the date hereof; and

  3.1.4
  no event or circumstance occurring or becoming known to you in consequence of which the Panel requires or permits you not to make the Offer.

        My Obligations shall not be affected by the non-fulfilment of any of these conditions.

3.2
Announcement of Offer

        My Obligations under paragraph 1.1 above are conditional upon the announcement of the Offer, with the Offer being publicly recommended by the board of directors of the Company in that announcement.

3.3
Lapse

        My Obligations shall lapse if:

  3.3.1
  the Offer is not made (by the posting of an offer document) within 28 days after the release of the Press Announcement (or such later date as the Panel may permit); or

  3.3.2
  the Offer lapses or is withdrawn without having become wholly unconditional,

  provided that the lapsing of my Obligations shall not affect any rights or liabilities under this letter in respect of prior breaches of them.

4      Enforcement

4.1
Governing law etc.

        This letter shall be governed by and construed in accordance with English law and I agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this letter and that accordingly any proceedings arising out of or in connection with this letter shall be brought in such courts.

5      Interpretation

5.1
Revised Offers

        In this letter, references to the Offer shall include any revised offer by the Offeror, the terms of which in the opinion of the Offeror's Financial Adviser is/are at least as favourable to shareholders of the Company as the original Offer.

5.2
Unconditional and irrevocable obligations

        Except to the extent otherwise specified, the Obligations set out in this letter are unconditional and irrevocable.

5.3
Time

        Time shall be of the essence of the Obligations set out in this letter.

5.4
Meaning

        References in this letter to the "Obligations" are to my undertakings, agreements, warranties, appointments, consents and waivers set out in it. References in this letter to "subsidiaries" include subsidiary undertakings and the expressions "subsidiaries", "subsidiary undertakings" and "wholly-owned subsidiaries" have the same meanings as in the Companies Act 1985.

6      Third Party Rights

        A person who is not party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this letter.

7      Customer relationship

        I confirm that Lazard & Co., Limited is not acting for me in relation to the Offer and will not be responsible to me for providing protections afforded to its clients or advising me on any matter relating to the Offer. I accept this.

SIGNED by	}	MELANIE LEE

SIGNED	}	/s/ MELANIE LEE

Schedule 1
Shares to which this letter relates

Part I
Shares of which I am the Registered Holder

Registered Holder and Address	No. of Ordinary Shares
Dr Melanie Lee 208 Bath Road Slough Berkshire SL1 3WE	34,255

Part II
Shares of which I am the Beneficial but not the Registered Holder

Registered Holder and Address	No. of Ordinary Shares
(exact name(s) and address(es) of registered holder(s) as appearing on the register of members

Part III
The Award(s)

Name of Award Scheme	No. of Ordinary Shares	Date of Grant	Exercise Period	Exercise Price (pence)
See attached details

Date of Grant	Option Price		Options Granted	Options Exercised	Date of Last Exercise	Options Outstanding	First Exercise Date	Last Exercise Date
Celltech Chiroscience 1999 Executive Share Option Scheme (Unapproved A)
26 Apr 2000	973.000	p	25,351	0	N/a	25,351	26 Apr 2003	26 Apr 2010
04 Apr 2001	1115.000		26,331	0	N/a	26,331	04 Apr 2004	04 Apr 2011
Celltech Chiroscience 1999 Executive Share Option Scheme (Unapproved B)
26 Apr 2000	973.000	p	12,649	0	N/a	12,649	26 Apr 2003	26 Apr 2010
04 Apr 2001	1115.000		13,166	0	N/a	13,166	04 Apr 2004	04 Apr 2011
Celltech Deferred Bonus Scheme UK
08 Jan 2001	Nil Cost		2,917	2,917	14 Jan 2003	0	08 Jan 2002	08 Jan 2011
08 Jan 2001	Nil Cost		2,918	2,918	14 Jan 2003	0	08 Jan 2003	08 Jan 2011
14 Mar 2002	Nil Cost		6,493	0	N/a	6,493	14 Mar 2003	14 Mar 2012
14 Mar 2002	Nil Cost		6,493	0	N/a	6,493	14 Mar 2004	14 Mar 2012
25 Mar 2003	Nil Cost		16,623	0	N/a	16,623	25 Mar 2004	25 Mar 2013
25 Mar 2003	Nil Cost		16,624	0	N/a	16,624	25 Mar 2005	25 Mar 2013
05 Apr 2004	Nil Cost		11,610	0	N/a	11,610	05 Apr 2005	05 Apr 2014
05 Apr 2004	Nil Cost		11,610	0	N/a	11,610	05 Apr 2006	05 Apr 2014
Celltech Deferred Bonus Scheme UK NI
08 Jan 2001	Nil Cost		394	394	14 Jan 2003	0	08 Jan 2003	08 Jan 2011
08 Jan 2001	Nil Cost		394	394	14 Jan 2003	0	08 Jan 2002	08 Jan 2011
14 Mar 2002	Nil Cost		877	0	N/a	877	14 Mar 2004	14 Mar 2012
14 Mar 2002	Nil Cost		877	0	N/a	877	14 Mar 2003	14 Mar 2012
25 Mar 2003	Nil Cost		2,441	0	N/a	2,441	25 Mar 2004	25 Mar 2013
25 Mar 2003	Nil Cost		2,441	0	N/a	2,441	25 Mar 2005	25 Mar 2013
05 Apr 2004	Nil Cost		1,705	0	N/a	1,705	05 Apr 2005	05 Apr 2014
05 Apr 2004	Nil Cost		1,705	0	N/a	1,705	05 Apr 2006	05 Apr 2014
Celltech Group 1993 Approved Executive Share Option Scheme
24 Sep 1998	262.500	p	11,420	11,420	14 Jun 2002	0	24 Sep 2001	24 Sep 2008
Celltech Group 1993 Unapproved Executive Share Option Scheme
24 Sep 1998	262.500	p	163,580	87,500	23 Mar 2000	0	24 Sep 2001	24 Sep 2008
24 Sep 1998	262.500	p	0	0	23 Mar 2000	76,080	24 Sep 2001	24 Sep 2008
Celltech Group plc 2001 Discretionary Share Option Scheme
22 Apr 2003	287.000	p	10,452	0	N/a	10,452	23 Apr 2006	21 Apr 2013
Celltech Group plc 2001 Discretionary Share Option Scheme (NI)
09 Apr 2002	615.000	p	11,905	0	N/a	11,905	09 Apr 2005	08 Apr 2012
22 Apr 2003	287.000	p	29,691	0	N/a	29,691	23 Apr 2006	21 Apr 2013
06 Apr 2004	450.000	p	10,276	0	N/a	10,276	07 Apr 2007	05 Apr 2014

Celltech Group plc 2001 Discretionary Share Option Scheme (Unapproved UK)
09 Apr 2002	615.000	p	88,136	0	N/a	88,136	09 Apr 2005	08 Apr 2012
22 Apr 2003	287.000	p	202,265	0	N/a	202,265	23 Apr 2006	21 Apr 2013
06 Apr 2004	450.000	p	70,000	0	N/a	70,000	07 Apr 2007	05 Apr 2014
				Total		655,801

        Celltech Chiroscience 1999 Sharesave Scheme

Date of Grant	Option Price		Options Granted	Exercised/Cancelled	Options Outstanding	Monthly savings	First Exercise Date	Last Exercise Date
26 Jan 2000	433	p	1,697		1,697	£100	1 Mar 2007	31 Aug 2007
19 Apr 2002	512	p	2,106	May 2003	0	£150	1 June 2009	30 Nov 2009
17 Apr 2003	237	p	4,158		4,158	£150	1 June 2008	30 Nov 2008

Executive Share Options Held—as at 7 May 2004

No. of 50p ordinary shares subject to options	Date of Grant	Dates on which Exercisable	Exercise Price		No. Exercised		No. Outstanding
175,000**	24.9.98	24.9.2001 - 24.9.2008	£2.625		98,920	*	76,080	*
38,000*	26.4.00	27.4.2003 - 25.4.2010	£9.73	-			38,000
39,497	4.4.01	5.4.04 - 3.4.11	£11.15				39,497
88,136	9.4.02	10.4.05 - 8.4.12	£6.15				88,136
212,717	22.4.03	23.4.06 - 21.4.13	£2.87				212,717
70,000	6.4.04	7.4.07 - 5.4.14	£4.50				70,000

Total (does not include NI options)					98,920		524,430

Savings Related Share Options Held—as at 7 May 2004

Name	No. of 50p ordinary shares subject to options	Dates on which Exercisable	Exercise Price	No. Exercised	No. Outstanding
M.G. Lee	1,697	1.2.2007 - 1.8.2007	£4.33		1,697
	2,106	1.6.2009 - 30.11.2009	£5.12		lapsed
	4,158	1.6.200 - 30.11.2008	£2.37		4,158

Options Held under The Deferred Bonus Scheme—as at 22nd May 2003

Name	No. of 50p ordinary shares subject to options	Dates on which Exercisable	Exercised
M. G. Lee	2,917	8.1.2002 - 8.1.2011	Exercised and retained 15/1/03
	2,918	8.1.2003 - 8.1.2011	Exercised and retained 15/1/03
	394	NI option	Exercised and sold 15/1/03
	394	NI option	Exercised and sold 15/1/03
	6,493	14.3.2003 - 14.3.2012
	6,493	14.3.2004 - 14.3.2012
	877	NI option
	877	NI option
	16,623	25.3.2004 - 25.3.2013
	16,624	25.3.2005 - 25.3.2013
	2,441	NI option
	2,441	NI option
	11,610	5.4.05 - 5.4.2014
	11,610	5.4.06 - 5.4.2014
	1,705	NI option
	1,705	NI option

        N.B. The exercise price for the deferred bonus is £1 in total for the exercise of any number of shares comprised in an award. The NI option is linked to the main option

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  Exhibit 99.9